Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A Ordinary Shares of Harvard Ave Acquisition Corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of May 15, 2026.

Dated: May 15, 2026

WESTCHESTER CAPITAL MANAGEMENT, LLC
By:
		Name:	CaSaundra Wu
		Title:	Chief Compliance Officer

WESTCHESTER CAPITAL PARTNERS, LLC
By:
		Name:	CaSaundra Wu
		Title:	Chief Compliance Officer